
Statement Re:  Computation of Per Share Earnings
               (Dollars in thousands, except per share)


                                                                                       Year ended December 31,
                                                                           ------------------------------------------------
                                                                              1999               1998                1997
                                                                           ---------          ---------           ---------

Net income                                                                  $  6,059           $  6,115            $  6,003
                                                                           =========          =========           =========

BASIC

Average shares outstanding                                                 4,581,574          4,715,697           4,853,484
                                                                           =========          =========           =========

Earnings per share                                                          $   1.32           $   1.30            $   1.24
                                                                           =========          =========           =========

DILUTED

Average shares outstanding                                                 4,581,574          4,715,697           4,853,484

Net effect of the assumed exercise of
  stock options and warrants - based on the treasury
  stock method using average market price                                    77,529            113,944             132,582
                                                                           ---------          ---------           ---------

      Total average shares outstanding                                     4,659,103          4,829,641           4,986,066
                                                                           =========          =========           =========

Earnings per share                                                          $   1.30           $   1.27            $   1.20
                                                                           =========          =========           =========